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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             MEDICAL ASSURANCE, INC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:
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ALABAMA DEPARTMENT OF INSURANCE SETS PUBLIC HEARING FOR MEDICAL ASSURANCE AND
PROFESSIONALS GROUP CONSOLIDATION

BIRMINGHAM, AL AND OKEMOS, MI - NOVEMBER 21, 2000 - Medical Assurance, Inc. (NYSE: MAI) and Professionals Group, Inc. (NASDAQ: PICM) today jointly announced that the Alabama Department of Insurance has set a public hearing to consider the Agreement to Consolidate dated June 22, 2000, by and between Medical Assurance and Professionals Group. The public hearing will be held at the Alabama Department of Insurance's office, RSA Tower, Suite 1700, 201 Monroe Street, Montgomery, Alabama, on December 12, 2000 at 10:00 a.m., Central Time. As previously disclosed in a joint press release dated June 23, 2000, Medical Assurance and Professionals Group have agreed to consolidate under a newly formed insurance holding company named ProAssurance Corporation.

         ProAssurance filed a Form A with the Alabama Department of Insurance on November 13, 2000. ProAssurance also filed a Form A with the Michigan Commissioner of Insurance on November 20, 2000. The Form A substantially incorporates by reference the Form S-4 Registration Statement (Registration No. 333-49378) filed by ProAssurance with the United States Securities and Exchange Commission on November 6, 2000.

         Investors and shareholders of Medical Assurance and Professionals Group are urged to read the Registration Statement because it contains important information regarding the consolidation and their legal rights. Investors and shareholders can obtain a free copy of the Registration Statement as well as other documents filed by Medical Assurance and Professionals Group with the Securities and Exchange Commission at the Securities and Exchange Commission's website at http://www.sec.gov. These documents are also available without charge upon request to either:


         Medical Assurance, Inc.                     Professionals Group, Inc.
         100 Brookwood Place                         2600 Professionals Drive
         Birmingham, Alabama 35209                   Okemos, Michigan 48864
         Attention: Frank B. O'Neil                  Attention: Lori A. Beachnau
         205-877-4460 or 800-282-6242                800-292-1036 (ext. 6300)

Medical Assurance and Professionals Group, and their respective directors and officers, may be deemed to be participants in the solicitation of proxies from the shareholders of Medical Assurance and Professionals Group, respectively, in connection with the consolidation. Information about the directors and officers of Medical Assurance and their ownership of Medical Assurance common stock is set forth in the proxy statement for Medical Assurance's 2000 annual meeting of shareholders. Information about the directors and officers of Professionals Group and their ownership of Professionals Group common stock is set forth in the proxy statement for Professionals Group's 2000 annual meeting of shareholders. You can obtain a free copy of these documents at the Securities and Exchange Commission's website at http://www.sec.gov or by contacting Medical Assurance or Professionals Group at the addresses set forth above.

ABOUT MEDICAL ASSURANCE, INC.

Medical Assurance's financial strength is recognized by Standard and Poor's, which rates Medical Assurance's Claims Paying Ability as A+, and by A. M. Best, which awards Medical Assurance a rating of A (Excellent), the highest rating given to insurance groups specializing in health care liability. Medical Assurance is a leader in providing excellent customer service and innovative, cost-effective malpractice protection to physicians, hospitals, dentists, and health care organizations. Medical Assurance serves more than 22,000 insureds from a national headquarters in Birmingham, Alabama and regional offices in Indianapolis, Indiana; Charleston, West Virginia; and Springfield and St. Louis, Missouri; as well as satellite offices throughout the Southeast and Midwest. Medical Assurance is expanding its insurance operations in response to the ever-changing needs of health care professionals and facilities, and continues to investigate the feasibility of growth through acquisitions or other business combinations.

ABOUT PROFESSIONALS GROUP, INC.

Professionals Group provides medical professional liability insurance and related services through its wholly owned subsidiary, ProNational Insurance Company. ProNational is among the top twenty writers of medical malpractice insurance in the United States with approximately 15,000 policyholders, including physicians, dentists, hospitals, and other health care providers and institutions in eight states including Michigan, Illinois, Indiana, Ohio, and Florida. ProNational is rated A- (Excellent) by A. M. Best and A- by Standard and Poor's.

Professionals Group owns 84% of MEEMIC Holdings, Inc. (NASDAQ: MEMH) which provides personal auto, homeowners, boat and umbrella coverages to approximately 120,000 educational employees and other Michigan based policyholders through MEEMIC Insurance Company. MEEMIC is rated A- (Excellent) by A.M. Best.

This news release contains historical information as well as forward-looking statements that are based upon estimates and anticipation of future events by Medical Assurance, Inc. and/or Professionals Group, Inc. that are subject to certain risks and uncertainties that could cause actual results to vary materially from the expected results described in the forward-looking statements. The expectations of either or both companies regarding the timing, closing, and effects of the consolidation may be beyond either company's control and are thus difficult or impossible to predict. In view of the many uncertainties inherent in the forward-looking statements made in this document, the inclusion of such information should not be taken as representation by either or both companies or any other person, that the objectives or plans of Medical Assurance, Inc. and/or Professionals Group, Inc. will be realized.